Exhibit 10.3
AMENDMENT NO. 1 TO
AMENDED AND RESTATED SEVERANCE AGREEMENT
     AMENDMENT NO. 1 (the “Amendment”), dated as of November 6, 2007, to that certain AMENDED AND RESTATED SEVERANCE AGREEMENT (the “Agreement”) by and between Enzon Pharmaceuticals, Inc. (the “Company”) and Paul S. Davit (“Executive”) dated as of May 7, 2004.
     The undersigned parties hereby desire to amend the Agreement in the manner set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:
1. Section 2 of the Agreement is hereby amended by deleting subsection (c) in its entirety and inserting in lieu thereof the following:
“in the event of a Change in Control defined in Section 7(c)(i)-(vi), Executive shall receive cash payments equal to TWO (2) TIMES the sum of the following: (i) his or her Base Salary at the time of such termination and (ii) the Target Bonus (based on the Base Salary immediately prior to such termination) for the fiscal year in which such termination occurs;”
2. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and will remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PAUL S. DAVIT	ENZON PHARMACEUTICALS, INC.

/s/ Paul S. Davit	By: /s/ Jeffrey H. Buchalter

Name: Paul S. Davit Title: Executive Vice President, Human Resources	Name: Jeffrey H. Buchalter Title: Chairman, President and Chief Executive Officer